EXHIBIT 10.1

                             ACQUISITION AGREEMENT
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                              Acquisition Agreement


THIS AGREEMENT made effective the 4th day of July, 2003.



BETWEEN

                           China NetTV Holdings Inc.,
          a business corporation duly incorporated and validly existing under the laws of the State of Nevada, with its business address at
               950, 789 West Pender Street, Vancouver, BC, Canada
                                  ("China Net")


AND

                                    Wang Zhi
                                    Yang Jie
                                   Ronald Xie
                                   Ma Xiao Jun
                             ("Honglu Shareholders")


WHEREAS:

A. CHINA NET is a business corporation whose common shares are traded Over the Counter Bulletin Board of NASD;

B. Honglu Shareholders are all the shareholders, and owners of 100% capital stocks, of Honglu Investment Holdings, Inc. ("Honglu"), a business corporation incorporated under the laws of the People's Republic of China, which is the owner and/or license holder of the mines and deposits listed in Schedule I annexed hereto.


NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Parties, and intending to be legally bound, the Parties covenant and agree as follows:



                                   Article One
                       Shares Exchange Between the Parties

1.1 Subject to the terms and conditions set forth herein, Honglu Shareholders agree to transfer (the "Transfer") to China NetTV Holdings Inc. 100% of the shares of Honglu (the "Transferred Shares"), in exchange for the common shares to be issued to Honglu Shareholders by China NetTV Holdings Inc. as provided herein.

1.2 To effect the transaction under this Agreement, China net shall issue to Honglu Shareholders and/or their nominees a total of 97,700,000 common shares immediately upon the execution of this Agreement or upon presentation of the share certificates representing the Transferred Shares.



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1.3  For the  avoidance  of  doubt,  the  common  shares  to be issued to Honglu
     Shareholders under this Agreement shall be issued to Honglu Shareholders and/or their nominees according to the ratio and percentage of subscription for shares by such Honglu Shareholders and/or their nominees.

1.4 Honglu Shareholders shall have the right to appoint majority directors of the Board of Directors of China Net on the date of execution of this Agreement. Honglu Shareholders agree to cause such director(s) of China Net to be appointed as director(s) of Honglu, provided that the majority directors of Honglu consist of majority directors of China Net, subsequent to the transaction contemplated herein.

1.5 Directors and officers of China net will resign and appoint the follow- ing persons to the Board of Directors effective upon the signing of this agreement:

         Wang Zhi
         Ronald Xie
         Anthony Garson
         Yang Jie
         Maurice Tsakok

1.6 Subject to and in accordance with section 1.4, the Parties understand that the number of directors of China Net will be increased to include such business, geological, finance, legal and other professional personnel as required for the mining operations of the Company.


                                   Article Two
                   Representations and Warranties of China Net

2.1 Immediately prior to this Agreement, China Net has a total of 37,446,200 shares issued and outstanding, all in one class of common shares. In addition, China Net has approved a stock option plan for the sale of 5,000,000 shares of China Net's common stock at $0.40 per share. No options have been exercised nor shares been issued under the option plan. China Net has issued and extended its Series "A" Share Purchase Warrants for 3.2 million common shares. Upon exercise of a Purchase Warrant, the holder will receive one common share of China Net and an Additional Warrant. For the purposes of this Agreement, the shares of China Net on fully diluted basis shall be 48,846,200. China Net has issued no shares, options, warrants or other instrument convertible into shares, other than those contained herein.

2.2 China Net represents and warrants to Honglu Shareholders that China Net is a corporation duly organized, validly existing and in good standing in all aspect under the laws of the State of Nevada and those of the United States applicable thereto, including without limitation to, the laws, regulations, rules, provisions and policies applicable to or in respect of the past and current compliance of China Net.

2.3 China Net represents and warrants that it is in good standing under the SEC and NASD rules and has been consistently in compliance with all SEC and NASD requirements for its common shares to be and continue to be traded over the counter of the Bulletin Board of NASD.

2.4 China Net represents and warrants that there is no action, claim, lawsuits pending or threatened against China Net. Since the last audited Financial Statements and the unaudited interim financial statements for the first quarter 2003, there has been no change in liabilities or debt or change in circumstances of China Net that has


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     had or which China Net may expect to have material change or adverse effect on the business, affairs and assets of China Net. China Net has no debts, liabilities to any third party other than those expressly disclosed in its audited and unaudited financial statements referenced hereto. For greater certainty, it has no indebtedness, liabilities or commitment in favour of any third party in respect of any of its business or activities which it pursued prior to this Agreement.

2.5 China Net represents and warrants that neither itself nor any of its current or former directors, officers has been the subject of investigation or any disciplinary action by the SEC or NASD for a minimum of three (3) years immediately prior to the execution of this Agreement.

2.6 CHINA NET has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; all approval and consent required in respect of the transactions hereunder have been given to and obtained by CHINA NET, and no further consent, approval or action or proceeding on the part of CHINA NET, its shareholders or its directors is required; the execution, delivery and performance of this Agreement by CHINA NET and its directors have been duly and validly approved by CHINA NET, its directors and shareholders pursuant to the Certificate of Incorporation and By-Laws of China Net, save and except that the share consolidation will require the affirmative vote by holders of a simple majority of the shares issued and outstanding prior to such vote.

2.7 The execution, delivery and performance of this Agreement by CHINA NET will not violate any laws, regulations, rules, provisions or policies, including without limitation, SEC and NASD rules, provisions and policies. Nothing contained and contemplated herein will adversely affect the current and post-transaction listing status and privileges of CHINA NET's common shares traded Over the Counter Bulletin Board of NASD.

2.8 Since the last financial statements, ending on March 31, 2003, there has been no change in circumstances that has had or China Net may expect to have a material adverse effect on the assets, business and affairs of China Net.


                                  Article Three
              Representations and Warranties of Honglu Shareholders

3.1 Honglu Shareholders are the owners of all the Transferred Shares in the capital stock of Honglu.

3.2 Honglu is a business corporation duly incorporated and validly existing and in good standing under the laws of the PRC. It owns and holds title and/or licenses to the mines and deposits listed in Schedule I annexed hereto.

3.3 Each of Honglu Shareholders has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All approval, consent required in respect of the transaction hereunder have been given and have been obtained by Honglu Shareholders. No further consent, approval or action or proceeding on the part of Honglu Shareholders is required.

3.4 The transfer and assignment by each of Honglu Shareholders of the Transferred Shares shall in all aspects be considered as separate transfer and assignment.

3.5 Since December 31, 2002, Honglu's business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been


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     (1)  any event or change in  circumstances  that has had,  or which  Honglu
          Shareholders expect to have, a materials adverse effect on Honglu or its business;

     (2) any change in liabilities of Honglu that has had, or which Honglu Shareholders may expect to have, a material effect on Honglu or its business;

     (3) any incidence, assumption or guarantee of any indebtedness of Honglu for borrowed money of Honglu;

     (4) any payments by Honglu in respect of any indebtedness of HONGLU for borrowed money or in satisfaction of any liabilities of HONGLU;

     (5) the creation, assumption or sufferance of the existence of any lien on any assets reflected on HONGLU's Financial Statements;

     (6) any change by HONGLU in its accounting principles, methods or practices in the manner it keeps its books and records;

     (7) any distribution, dividend or bonus by HONGLU to any of its respec -tive officers, directors, stockholders or affiliates, or any of their respective affiliates or associates; and

     (8) any material capital expenditure or commitment by HONGLU or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any assets or property by HONGLU other than in the ordinary course of business.

3.6 HONGLU has the full corporate power and authority to carry on the business presently being carried on by it and as proposed to be carried on by it.

3.7 HONGLU holds all licenses, IP, software program and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

3.8 Since the last financial statements annexed hereto as Schedule II, there has been no change in circumstances which has had or which Honglu Shareholders may expect to have any adverse effect on the assets, business and affairs of Honglu.

3.9 Schedule II annexed hereto are true and complete copies of the audited annual financial statements of HONGLU for the years 2000 through to 2002, and the unaudited interim financial statements ending on May 31, 2003, all compiled in accordance with the Chinese Generally Accepted Accounting Practices consistently applied (Chinese GAAP). Honglu Shareholders shall cause Honglu to prepare and provide China Net with audited financial statements for the last two years (2002 and 2001) in accordance with US GAAP as soon as practically possible for the purpose of filing with SEC.


                                  Article Four
                                    Covenants

4.1 This Agreement shall enter into force and be binding on the Parties as from the date first above written.

4.2 The Parties shall cooperate and work with each other in good faith to provide to each other with all information necessary to enable the Parties to complete their respective due diligence.


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4.3  The  Parties  agree  that  China Net will pay  Ronald  Xiuru Xie and/or his nominees 6,839,000 common shares for his legal services and advice provided to the Company on the transaction.


                                  Article Five
                            Miscellaneous Provisions

5.1 This Agreement shall be governed by and construed in accordance with the laws of the British Columbia and those of Canada applicable thereto.

5.2 Any and all disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be first addressed through consultation and/or mediation. Disputes unresolved through consultation and mediation shall be referred to and finally resolved by arbitration under the Rules of and before the International Chamber of Commerce ("ICC") International Court of Arbitration in Vancouver, Canada, as those rules may be amended and replaced from time to time.

5.3 The arbitration tribunal shall consist of three (3) arbitrators to be named and appointed in accordance with the applicable rules of procedures of the ICC International Court of Arbitration. For the avoidance of doubt, each China Net and Honglu Shareholders acting jointly shall have the right to name one (1) arbitrator and the chairman and the third arbitrator of the tribunal shall be appointed pursuant to the applicable rules of procedure. The final award of the arbitration tribunal shall be final and binding upon the Parties. The losing Party shall bear and reimburse the prevailing Party costs and expenses associated with the preparation and prosecution of the arbitration and any enforcement proceedings, including attorney fees on solicitor-client basis, unless otherwise directed by the arbitration tribunal or court of competent jurisdiction.

5.4 Where the losing Party fails to comply with such order and award, the prevailing Party shall be free to apply to a court of competent jurisdiction for an order of enforcement or such other orders or relief as may be properly granted by the court.

5.5 Nothing contained herein will limit or prohibit the rights of either Party to apply to a court of competent jurisdiction for interim protection such as, by way of example, an interim injunction or order enforcing its rights hereunder in a court of competent jurisdiction, prior or subsequent to the arbitration.

5.6 No condoning, excusing or overlooking by a Party of any default, breach or non-observance by the other at any time or times in respect of any covenants, provisions, or conditions of this Agreement shall operate as a waiver of such Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such Party in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by such Party in the absence of an express waiver in writing.

5.7 No amendment or other modification of this Agreement will be binding unless executed in writing by the Parties hereto. The Parties shall cooperate in order to comply with all legal and regulatory provisions required to maintain and continue the trading status of the shares of China Net at NASD.

5.8 This Agreement and everything contained herein will inure to the benefit of and be binding upon the Parties and their permitted successors and assigns.


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5.9  This   Agreement  may  be  executed  in   counterparts   and  by  facsimile
     transmission, each such counterpart together shall constitute a single instrument. Three (3) original copies of such counterparts executed by each Party shall be forth with delivered to all other Parties by registered express mail.

5.10 For all purposes, this Agreement shall be deemed to be signed and executed at Vancouver, British Columbia, Canada.

5.11 Schedules annexed hereto shall form an integral part of this Agreement.

5.12 This Agreement shall enter into force as of the date first above written.


IN WITNESS WHEREOF the Parties have duly executed this agreement.



China NetTV Holdings Inc.                   )
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Ernest Cheung, President & Director         )
                                            )
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Maurice Tsakok, Director






Honglu Shareholders



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Wang Zhi                                    )
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                                            )
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Yang Jie                                    )
                                            )
                                            )
--------------------------------------      )
Ronald Xie                                  )
                                            )
                                            )
--------------------------------------      )
Ma Xiao Jun                                 )



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Schedule I        Schedule of Mineral Deposits of Honglu and Danlu














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Schedule II       Financial Statements of Honglu








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